UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Pool Corporation
(Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee Required
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1.  Title of each class of securities to which transaction applies:

            2.  Aggregate number of securities to which transaction applies:

            3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.  Proposed maximum aggregate value of transaction:

            5.  Total Fee Paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.  Amount Previously Paid:

            2.  Form, Schedule or Registration Statement No:

            3.  Filing Party:

            4.  Date Filed:

POOL CORPORATION
_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Pool Corporation:

The annual meeting of stockholders of Pool Corporation (the “Company” or “our” or “we” or “us”) will be held at the office of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., at 201 St. Charles Avenue, New Orleans, Louisiana 70170-5100, on Tuesday, May 8, 2007, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect eight persons to serve as directors on our Board of Directors for a one-year term or until their successors have been elected and qualified;

2.	To approve our 2007 Long-Term Incentive Plan;

3.	To ratify the retention of Ernst & Young LLP, certified public accountants, as our independent auditors for the 2007 fiscal year; and

4.	To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

          The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has set March 16, 2007, as the record date for the meeting. This means that only record owners of the Company’s Common Stock at the close of business on that date are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

                                By Order of the Board of Directors,
                                                            /s/ Jennifer M. Neil
                                Jennifer M. Neil, Secretary

Covington, Louisiana
March 30, 2007

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR IF APPLICABLE, TO USE TELEPHONE OR INTERNET VOTING. SEE “VOTING PROCEDURES” FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET.

POOL CORPORATION

109 Northpark Boulevard
Covington, Louisiana 70433

PROXY STATEMENT

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Pool Corporation (the “Company” or “our” or “we” or “us”) for use at the 2007 annual meeting of our stockholders to be held on May 8, 2007, at 9:00 a.m., Central Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting (the “Meeting”). The Meeting will be held at the office of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana 70170-5100. This Proxy Statement is first being mailed to stockholders on or about March 30, 2007.

Voting Procedures

Only holders of record of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on March 16, 2007, are entitled to notice of and to vote at the Meeting. On March 16, 2007, we had 49,637,515 outstanding shares of Common Stock, each of which is entitled to one vote.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. If a quorum is present, directors will be elected by a plurality vote; and the approval of our 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the ratification of the retention of the independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting.

Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Meeting or other matters incident to the conduct of the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Abstentions will be treated as present both for purposes of determining a quorum and with respect to each proposal other than the election of directors. Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the approval of the 2007 LTIP and the ratification of the independent auditors.

A “broker non-vote” occurs when a nominee (such as a broker or bank) holding shares in “street name” as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner. Broker non-votes will be treated as not present and not cast for purposes of determining a quorum and with respect to all matters brought before the Meeting. Accordingly, broker non-votes will have no effect on the election of directors, the approval of the 2007 LTIP, or the ratification of the independent auditors.

If you come to the Meeting, you can, of course, vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name. If you do not come to the Meeting, your shares can be voted only if you have returned a properly executed proxy. If you hold your shares through a record holder, such as a bank, broker or other nominee, you must provide voting instructions to the record holder; obtain a proxy issued in your name from such record holder; or if your record holder makes telephone or internet voting available, follow the telephone or internet voting instructions the record holder will enclose with the proxy statement.

If you execute and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. You can revoke your authorization at any time before the shares are voted at the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which you vote in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted in favor of the election of each of the director nominees, approval of the 2007 LTIP, and the ratification of the independent auditors.

Solicitation

We will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorization for the execution of proxies. We will, upon request, reimburse them for their expenses in so acting. Some of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, facsimile or electronic mail.

ELECTION OF DIRECTORS
(Proposal 1)

General

Our By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board and vacancies on the Board may be filled by a majority of the directors then in office. At the Meeting, eight directors are to be elected to one-year terms, each to hold office until his successor is elected and qualified. Unless authority to vote for the election of directors is withheld by appropriate designation on the proxy, the proxies solicited hereby will be voted FOR the election of each nominee. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company’s By-laws, as amended, directors are elected by plurality vote.

Information about Our Directors and Nominees

The following information sets forth, as of February 14, 2007, certain information about our directors, all of whom have been nominated for election to the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

WILSON B. SEXTON                                                                                      Director since 1993
                                                                    Age 70

Mr. Sexton has been the Chairman of the Board and one of our directors since 1993. From May 2001 to the present, Mr. Sexton has remained employed by us primarily in the area of investor relations. From January 1999 to May 2001, Mr. Sexton served as our Chief Executive Officer. Presently, Mr. Sexton also serves as a director of Beacon Roofing Supply, Inc. and Houston Wire and Cable Company.

ANDREW W. CODE                                                                                           Director since 1993
Age 48

Mr. Code has been a partner of Code, Hennessy & Simmons LLC, a Chicago-based, private equity firm, for more than five years. Mr. Code also presently serves as a director of The Hillman Companies, Inc.

Member of our Compensation Committee of the Board of Directors.

JAMES J. GAFFNEY                                                                                               Director since 1998
Age 66

Mr. Gaffney presently serves as a member of various public and private boards of directors, including service as Chairman of the Board of Directors of Imperial Sugar Company and as a director of Beacon Roofing Supply, Inc., Armstrong World Industries, and Safelite Group, Inc. From 1997 through 2003, Mr. Gaffney served as Vice Chairman of the Board of Viking Pacific Holdings, Ltd. and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate, and provided consulting services to GS Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.) and other affiliated investment funds.

Chairman of our Nominating and Corporate Governance Committee and member of our Audit Committee of the Board of Directors.

GEORGE T. HAYMAKER, JR                                                                                Director since 2004
Age 69

Mr. Haymaker presently serves as a member of various public and private boards of directors, including service as a director of Flowserve Corporation and Hayes Lemmerz International, Inc. Since 2000, Mr. Haymaker has served as the non-executive Chairman of Safelite Group, Inc., an auto glass and claims management service organization. From October 2001 through July 2006, Mr. Haymaker served as Chairman of the Board of Kaiser Aluminum Corporation.

Chairman of our Compensation Committee of the Board of Directors.

MANUEL J. PEREZ DE LA MESA                                                                                   Director since 2001
Age 49

Mr. Perez de la Mesa has been our Chief Executive Officer since May 2001 and has also been our President since February 1999. Mr. Perez de la Mesa served as our Chief Operating Officer from February 1999 to May 2001. Mr. Perez de la Mesa is also a director of American Reprographics Company.

HARLAN F. SEYMOUR                                                                                         Director since 2003
Age 57

Mr. Seymour has conducted personal investments and business advisory services through HFS LLC, of which he serves as sole executive officer, since March 2001. Mr. Seymour also presently serves as Chairman of the Board of Transaction Systems Architects, Inc.

Member of our Audit Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee of the Board of Directors.

ROBERT C. SLEDD                                                                                     Director since 1996
Age 54

Mr. Sledd has served as Chairman of the Board of Directors of Performance Food Group Company (“PFG”) since February 1995 and as a director since 1987. Mr. Sledd served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006.

Member of our Audit Committee and the Compensation Committee of the Board of Directors.

JOHN E. STOKELY                                                                                          Director since 2000
Age 54

Mr. Stokely presently serves as a member of various public and private boards, including services as a director of PFG, O’Charleys, Inc. and Transaction Systems Architects, Inc. He has also served as President of JES, Inc., an investment and consulting firm, since August 1999.

Mr. Stokely is our Lead Independent Director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Board of Directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of the nominees.

Information about Our Executive Officers

The following information sets forth, as of February 14, 2007, certain information about our Company’s 2006 executive officers (other than Mr. Perez de la Mesa who appears in the preceding table), all of whom are expected to remain in their current positions following the Meeting.

A. DAVID COOK                                                                                                  Age 51

Mr. Cook has served as a Vice President since February 1997 and effective January 2007, was promoted to Group Vice President. From December 1993 until February 1997, he served as Director of National Sales Development for our principal operating subsidiary.

MARK W. JOSLIN                                                                                                      Age 47

Mr. Joslin has served as our Vice President, Chief Financial Officer since August 2004. From December 2002 until August 2004, he served as Vice President of Corporate Development for Eastman Chemical Company (“Eastman”). From October 1999 to December 2002, he held the position Vice President and Corporate Controller for Eastman.

JOHN M. MURPHY                                                                                                Age 46

Mr. Murphy has served as a Vice President since February 1997 and from December 1993 until February 1997, he served as Director of Marketing for our principal operating subsidiary.

STEPHEN C. NELSON                                                                                                Age 60

Mr. Nelson has served as a Vice President since May 2002 and from June 1998 until December 2006, he also served as a General Manager.

RICHARD P. POLIZZOTTO                                                                                             Age 65

Mr. Polizzotto has served as a Vice President since May 1995. He has also served as Vice President of our principal operating subsidiary since December 1993.

CHRISTOPHER W. WILSON                                                                                          Age 52

Mr. Wilson has served as a Vice President since May 2002 and from March 1998 until December 2006, he also served as a General Manager. Effective January 2007, Mr. Wilson was promoted to Group Vice President.

Other Information about the Board of Directors and its Committees

Board Meetings and Director Independence.  The Board of Directors met eight times during 2006. During the last full fiscal year each director attended 75% or more of the total number of meetings of the Board, and 75% or more of the total number of meetings held by all committees of the Board on which he served, with the exception of Mr. Seymour, who attended two of the three Nominating and Corporate Governance Committee meetings. The Board has determined that each member of the Board, other than Messrs. Perez de la Mesa and Sexton, meets the definition of “independent director” as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules (“NASDAQ”). Mr. Stokely has been designated by the Board as its lead independent director and as such, Mr. Stokely will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings. The Board’s independent directors regularly meet in executive session at each Board and committee meeting. We encourage each member of our Board of Directors to attend the Annual Meeting of our Stockholders. All of our directors, with the exception of Mr. Haymaker, attended the 2006 Annual Meeting.

Communications with the Board. Stockholders may communicate with the members of our Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 109 Northpark Boulevard, Covington, Louisiana 70433. Communications are distributed to the Board, or to a specific member of the Board, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as junk mail, mass mailings, resumes and other forms of job inquiries and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable may be excluded.

Code of Ethics. We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. Our Code of Business Conduct and Ethics is posted on our website at www.poolcorp.com and can also be obtained free of charge by sending a request to our Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433.

The Board presently has an Audit Committee, a Nominating and Corporate Governance Committee, a Strategic Planning Committee and a Compensation Committee described as follows:

Audit Committee. The Audit Committee assists the Board in monitoring:

•        management’s process for ensuring the integrity of our financial statements;

•        the independent auditor’s qualifications and independence;

•        the performance of our internal audit function and independent auditors; and

•        management’s process for ensuring our compliance with legal and regulatory requirements.

The Audit Committee’s specific responsibilities are set forth in its written charter, a copy of which is posted on our website at www.poolcorp.com. The Board of Directors has determined that each member of the Audit Committee meets the definition of an “independent director” as defined by the Securities and Exchange Commission (“SEC”) and NASDAQ Rules 4200(a)(15) and 4350(d)(2)(A), and that Messrs. Stokely, Gaffney and Sledd qualify as “financial experts” as defined by the SEC rulemaking and NASDAQ Rule 4350(d)(2)(A). During 2006, the Audit Committee held 11 meetings.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including:

•        identifying individuals qualified to become Board members;

•        recommending to the Board director nominees for the next annual meeting of stockholders;

•        assisting the Board in the areas of committee member selection;

•        evaluation of the overall effectiveness of the Board and committees of the Board; and

•        review and consideration of corporate governance practices.

The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433, or may make a nomination by complying with the notice procedures set forth in our By-laws, as amended. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, a copy of which is posted on our website at www.poolcorp.com. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the definition of an “independent director” as defined in the NASDAQ rules. The Nominating and Corporate Governance Committee met three times during 2006.

When identifying, evaluating and considering potential candidates for membership on our Board, including those recommended or nominated by stockholders, the Nominating and Corporate Governance Committee considers such things as the following:

•        relevant educational, business and industry experience;

•       demonstrated character and judgment;

•       whether the nominee is independent for NASDAQ purposes; and

•        for incumbent directors whose terms are set to expire, the director’s overall service to us during his term, including the number of meetings attended, level of participation and quality of performance.

Strategic Planning Committee. The Strategic Planning Committee performs the duties delegated by the Board of Directors concerning our strategic planning activities, including assisting senior management in the analysis and preparation of our strategic plan, and reporting and making recommendations to the Board of Directors concerning same. During 2006, the Strategic Planning Committee held five meetings.

Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of our officers and our compensation policies and practices. The Compensation Committee’s specific responsibilities are set forth in its written charter, a copy of which is posted on our website at www.poolcorp.com. The Board of Directors has determined that each member of the Compensation Committee meets the definition of an “independent director” as defined by NASDAQ Rule 4200(a)(15). The Compensation Committee met four times during 2006. From time to time, the Compensation Committee engages an outside compensation consultant to provide an independent analysis of our executive and director compensation programs. In 2006, the Compensation Committee retained Lyons, Benenson & Company, Inc. to review and comment upon our Strategic Plan Incentive Plan and non-employee director compensation. Except for those consulting services from time to time requested by the Compensation Committee, this consulting firm does not provide us with other consulting services.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. None of our executive officers served in the last fiscal year as a director or member of the board of directors or compensation committee of any entity whose executive offices served as a member of our Board or Compensation Committee.

PRINCIPAL STOCKHOLDERS

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), the below table sets forth, as of February 14, 2007, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in “Executive Compensation”), (ii) each of our directors, (iii) all of our directors and executive officers as a group and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. Based on information furnished to us by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock
Wilson B. Sexton	1,140,346	(1)	2.2%
Andrew W. Code	211,228	(2)	*
James J. Gaffney	99,500	(3)	*
George T. Haymaker, Jr.	29,750	(4)	*
Manuel J. Perez de la Mesa	1,261,946	(5)	2.5%
Robert C. Sledd	413,188	(6)	*
John E. Stokely	100,063	(7)	*
Harlan F. Seymour	48,875	(8)	*
A. David Cook	236,478	(9)	*
Mark W. Joslin	12,510		*
John M. Murphy	282,703	(10)	*
Stephen C. Nelson	75,970	(11)	*
Baillie Gifford & Co.	4,629,534	(12)	9.1%
Baron Capital Group, Inc.	2,782,840	(13)	5.5%
Columbia Wanger Asset Management, L.P.	2,814,000	(14)	5.6%
T. Rowe Price Associates	2,653,996	(15)	5.2%
TimesSquare Capital Management, LLC	5,907,168	(16)	11.6%
Wasatch Advisors, Inc.	3,417,930	(17)	6.7%
All executive officers and directors as a group (17 persons)	4,636,250	(18)	9.2%
_______________

* Less than one percent.

1.
Includes (i) 621,656 shares that may be acquired upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007 all of which are held by a trust for which Mr. Sexton serves as trustee for the benefit of his children; (ii) 28,000 shares held directly by a charitable foundation over which Mr. Sexton has voting and investment power with respect to such shares; and (iii) 490,328 shares held by a trust for which Mr. Sexton serves as trustee for the benefit of his children.

2.
Includes (i) 14,167 shares that Mr. Code has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007; (ii) 70,231 shares held directly by a charitable foundation of which Mr. Code is a director, President and the sole member (although neither Mr. Code nor any members of his immediate family have a pecuniary interest in such shares); and (iii) 6,830 shares held by Mr. Code as custodian for his children.

3.
Includes 48,875 shares that Mr. Gaffney has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007.

4.
Includes 29,750 shares that Mr. Haymaker has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007.

5.
Includes 849,375 shares that Mr. Perez de la Mesa has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007. Also includes 13,445 shares beneficially owned by Mr. Perez de la Mesa’s wife and children and 359,475 shares held by an irrevocable trust for which Mr. Perez de la Mesa is the beneficiary and has voting power.

6.
Includes 210,598 shares that Mr. Sledd has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007. Also includes 102,937 shares that are held in three trusts for the benefit of Mr. Sledd’s children, for which Mr. Sledd serves as the trustee.

7.
Includes 96,688 shares that Mr. Stokely has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007.

8.
Includes 48,875 shares that Mr. Seymour has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007.

9.
Includes 134,062 shares that Mr. Cook has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007. Also includes 1,701 shares beneficially owned by Mr. Cook’s wife.

10.	Includes 98,625 shares that Mr. Murphy has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007.
11.
Includes (i) 59,531 shares that Mr. Nelson has the right to acquire upon exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007; (ii) 427 shares held by Mr. Nelson’s daughter; (iii) 84 shares held by Mr. Nelson’s grandson; (iv) 500 shares which are held by a family trust over which Mr. Nelson serves as co-trustee; and (v) 9,437 shares held by a family trust, over which Mr. Nelson serves as a co-trustee and of which his wife is a beneficiary.

12.
Based upon such holder’s Schedule 13G filed with the SEC on February 9, 2007. As investment advisor, Baillie Gifford & Co., (“Baillie”) has sole voting power over 3,734,894 of the shares and sole dispositive power with respect to all shares. The business address of Baillie is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

13.
Based upon a joint Schedule 13G filed with the SEC on February 14, 2007 by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron. BCG and Ronald Baron have beneficial ownership of 2,782,840 shares (5.5%) with shared voting power over 2,700,340 of such shares and shared dispositive power over all of such shares. BAMCO has beneficial ownership of 2,752,900 shares (5.4%) with shared voting power over 2,670,400 of such shares and shared dispositive power over all of such shares. BCM has beneficial ownership of 29,940 shares (0.1%) over which it has shared voting and dispositive power. The advisory clients of BAMCO and BCM have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of, our Common Stock in their accounts. To the best of BAMCO’s, BCM’s, BCG’s and Mr. Baron’s knowledge, no such person has such interest relating to more than 5% of our outstanding Common Stock. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BAMCO and BCM are subsidiaries of BCG. Mr. Ronald Baron owns a controlling interest in BCG. The business address of such persons is 767 Fifth Avenue, New York, New York 10153.

14.
Based upon such holder’s Schedule 13G filed with the SEC on January 12, 2007. As investment advisor, Columbia Wanger Asset Management, L.P. (“Columbia”) has sole voting power over 2,614,000 shares and sole dispositive power with respect to all shares. The shares reported herein include the shares held by Columbia Acorn Trust (“CAT”), a Massachusetts business trust that is advised by Columbia. CAT holds 5.0% of our outstanding Common Stock. The business address of Columbia is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

15.
Based upon such holder’s Schedule 13G filed with the SEC on February 14, 2007. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to director investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

16.
Based upon such holder’s Schedule 13G filed with the SEC on February 9, 2007. All of the shares reported are owned by investment advisory clients of TimesSquare Capital Management, LLC (“TimesSquare”) and such clients have the right to receive dividends from and proceeds from the sale of such shares. To TimesSquare’s knowledge, the interest of no one of the clients relates to more than 5% of the class. In its role as investment adviser, TimesSquare has voting and dispositive power with respect to all shares. The business address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

17.
Based upon such holder’s Schedule 13G filed with the SEC on February 14, 2007. As investment advisor, Wasatch Advisors, Inc. (“Wasatch”) has voting and dispositive power with respect to all shares. The business address of Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

18.
Includes 2,686,833 shares that such persons have the right to receive upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 15, 2007. Also includes 962,677 shares held in a family trust, 98,231 shares held in a charitable foundation and 59,114 shares held by family members of such persons.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee (the “Committee”), which is comprised solely of independent directors, sets the Company’s compensation philosophy and reviews and determines, or recommends to the Board, compensation and benefits for our executive officers and certain other key Company employees. After consideration of the Committee’s recommendations, the entire Board reviews and approves the salaries and bonuses and benefit programs for our executive officers and certain other key employees.

The Committee has two regularly scheduled meetings each year and meets at other times as necessary. At its Fall meeting, the Committee’s agenda may generally include, among other things, review and discussion of the following: (i) our policies and programs for the development of senior management and senior management succession; (ii) the Committee’s Charter; (iii) interim stock option grants awarded by the Chief Executive Officer (“CEO”) pursuant to the Committee’s delegation; (iv) an initial draft of our compensation discussion and analysis; (v) new compensation related rules and pronouncements; (vi) the Committee’s self-evaluation process; and (vii) other items and organizational duties that may arise. At its Winter meeting, typically held in February, the Committee’s agenda may generally include, among other things, review and discussion of the following: (i) compensation, benefits, performance and corporate goals and objectives of executive officers and key employees; (ii) our compensation discussion and analysis; (iii) the Committee’s Compensation Report; (iv) the Committee’s composition, independence and self-evaluation results; (v) non-employee director compensation; (vi) our incentive compensation plans and equity-based plans; (vii) interim stock option grants awarded by the CEO pursuant to the Committee’s delegation; (viii) new compensation related rules and pronouncements; and (ix) other items and organizational duties that may arise. In 2007, the Committee intends to add a third regularly scheduled meeting in August to review organizational planning and development of senior management.

The Committee has the authority to engage the services of outside advisers, experts and others to aid it. Specifically, compensation consultants are retained periodically to review the overall structure and design of our compensation programs and their suitability in meeting our compensation objectives. In addition, when changes to specific compensation programs are considered, like the addition of the Strategic Plan Incentive Plan (“SPIP”) adopted in 2006 and as described in the “Long-Term Non-Equity Incentive” section below, the Committee may use an outside consultant to review the design and suitability of that specific program. Additionally, the Committee relies upon data, analysis and recommendations from the CEO.

Compensation Philosophy

Our senior management compensation philosophy is that total compensation should be targeted to be “at market” overall, should vary with our performance in achieving financial and non-financial objectives, should be tied to individual and group performance, and that any long-term incentive compensation should be closely aligned with shareholders’ interests. We believe that compensation at risk should rise as an employee’s responsibility increases. Our strategic compensation design priorities emphasize our philosophy: pay-for-performance, employee retention, cost management, internal equity among employees, alignment with shareholders’ interests and continued focus on effective corporate governance.

The Committee determines “market” compensation through a process that includes a review of our executive compensation programs and practices and an analysis of all executive compensation elements. The Committee compares these compensation components individually and in the aggregate to the compensation of the top five most highly compensated executive officers of companies it uses as its senior management “peer group” (the peer group is sometimes referred to as the “market”) as published in their proxy statements. The peer group consists of a cross-industry subset of National Association of Wholesale Distributors, all of which are publicly traded companies considered to be in a size range (based on revenue, market capitalization and EBITDA) that individually and in the aggregate are comparable to us.

Our peer groups in 2006 and 2007 are listed below. The change between 2006 and 2007 in the composition of our peer group is attributable to an acquisition of one of our 2006 peer group companies.

2006	2007
Airgas, Inc	Airgas, Inc.
Beacon Roofing Supply, Inc.	Beacon Roofing Supply, Inc.
Central Garden and Pet Co.	Central Garden and Pet Co.
Fastenal Company	Fastenal Company
Hughes Supply, Inc.	Interline Brands, Inc.
Interline Brands, Inc.	MSC Industrial Direct Co. Inc.
MSC Industrial Direct Co. Inc.	Patterson Companies
Patterson Companies, Inc.	Performance Food Group, Inc.
Performance Food Group Company	PSS World Med. Inc.
PSS World Med. Inc.	Uap Hldg Corp.
Uap Hldg Corp.	Watsco, Inc.
Watsco, Inc.

Based upon its review of the market data, the Committee believes that individually and as a group, senior management compensation is currently below market levels, due in part to our rapid growth over the last several years compared to our peers. To address this issue as well as to fill a gap in senior management compensation plans focused on improving our intermediate-term performance, we added the SPIP in 2006 as discussed in the “Long-Term Non-Equity Incentive” section below. While performance under the SPIP did not result in additional compensation payments to senior management for the 2006 plan period, the Committee believes the additional compensation opportunity to executives under the SPIP should in time fill this gap in market pay.

Objectives

Our compensation objective is to link compensation to continuous improvements in corporate performance and increases in shareholder value. This objective applies to all employees, with a more significant level of compensation at risk as an employee’s responsibility increases. Our executive compensation program goals are as follows:

•
Set pay levels that are necessary to attract, retain and motivate highly qualified executives considering the overall market competitiveness for executive talent while balancing the relationship between total shareholder return and direct compensation;

•	Align executive pay with shareholders’ interests;

•	Recognize superior individual and group performance;

•
Balance short-term and long-term compensation to complement our annual and long-term business objectives and strategies and encourage the fulfillment of our objectives and strategies through executive performance;

•	Offer compensation opportunities based on our performance; and

•	Encourage equity participation by executives.

Implications

We use a variety of equity and non-equity and short-term and long-term compensation components to achieve our objectives. In determining the proper mix among these components, we try to balance our short-term objectives with our long-term strategic growth objectives while enabling us to recruit and retain talent and create long-term value for both executives and shareholders.

Compensation Components

The Committee regularly reviews our executive compensation program, using independent experts as needed to provide advice and validation and to ensure that pay levels and compensation opportunities are competitive with similar positions in the market and reflect the Company’s performance. Each compensation component’s weight is determined considering the peer group at a total delivered compensation, total cash compensation and the amount “at-risk” and “fixed”.

We rely on various standard compensation components to deliver pay to our executives. The compensation program includes:

•        base salary;
•        annual cash incentive (bonus);
•        long-term equity incentive (stock options or time lapsed restricted shares);
•        long-term non-equity incentive (SPIP); and
•        benefits.

As discussed in “Compensation Philosophy” above, we believe that employees at senior levels should have a larger proportion of total compensation delivered through pay-for-performance cash incentives and long-term equity compensation; as a result, their compensation will be more significantly correlated, both upward and downward, to the Company’s financial and stock price performance. Because of this correlation, the Committee believes its executives have more “compensation risk” than its peer group’s executives. Additionally, for perspective, the Committee will review previous years’ compensation value for executives and the relationship to other employees at the Company. Discussed below is each compensation component.

Base Salary
(Summary Compensation Table, Column 3)

Although we target executive total compensation and total cash compensation at the adjusted peer group’s median compensation for similar positions, our base salary is more conservative and consistent with our overall philosophy of at-risk or pay-for-performance. We offer base salary at a level necessary to advance both short- and long-term shareholders’ interests while also ensuring that we are able to attract and retain executive management talent.

We compare executive base salary with other employees’ compensation for internal pay equity purposes. In determining an executive’s base salary, the Committee reviews Company and individual performance information and peer group executive compensation information derived from compensation surveys. The Committee also reviews the total pay that each executive could potentially receive in the next 10 years under continuing employment scenarios with us. For this review, total pay includes all executive total cash compensation from continuing employment, the future equity incentives value under varying stock price growth assumptions and, as applicable, the impact from accelerated vesting upon a change in control.

Annual Cash Incentive
(Summary Compensation Table, Column 6)

We use an annual cash incentive (“annual bonus”) to focus corporate behavior on short-term goals for growth, financial performance and other specific financial and business improvement metrics. Based on the target bonus concept, we offer executives the opportunity to earn goal-oriented awards that are responsive to changing internal and external business conditions from year to year. Each year, objectives are set for the Company, our business units and individual executives against which actual performance is later measured. At the year’s first Committee meeting—generally in February, the Committee approves annual bonus payments for the prior year’s performance and reviews and approves goals for each Named Executive Officer for the current year. These goals are based primarily on objective performance criteria. Annual bonus payments, if any, are normally made in February after the end of the performance period in which the bonuses were earned.

In 2006, the annual bonus calculation for Mr. Perez de la Mesa and the other Named Executive Officers contained two objective performance criteria categories—specific Company financial measures and specific business objectives. The following table details various compensation opportunities available to each of our Named Executive Officers under various performance scenarios. The extent to which objectives are achieved determines the incentive earned. In 2006, the potential annual bonus was limited to 100% of base salary.

Annual Cash Incentive (Expressed as a percentage of base salary)

	Diluted Earning per Share (1)				Operational Cash Flow (2)		Return on Total Assets (3)			Other Specific Business Objectives(4)	Maximum Opportunity
	$1.70	$1.75	$1.80	$1.85	$80M	$100M	21%	22%	23%
Mr. Perez de la Mesa	15%	30%	45%	60%	0%	10%	3.5%	7%	10%	20%	100%
Mr. Joslin	10	20	30	40	0	10	3.5	7	10	40	100
Mr. Cook	12.5	25	37.5	50	N/A	N/A	N/A	N/A	N/A	50	100
Mr. Murphy	12.5	25	37.5	50	N/A	N/A	N/A	N/A	N/A	50	100
Mr. Nelson	12.5	25	37.5	50	N/A	N/A	N/A	N/A	N/A	50	100

1.	Based on our diluted earnings per share for the year ended December 31, 2006, with pro forma adjustments deemed appropriate by the Compensation Committee.
2.	Based on our net cash provided by operating activities for the year ended December 31, 2006, with pro forma adjustments deemed appropriate by the Compensation Committee.
3.
Based on our return on total assets for the year ended December 31, 2006, which is calculated by dividing 2006 pre-tax income by average total assets, with pro forma adjustments as necessary to account for non-operating activities that affect return on assets. We calculate average total assets by dividing the sum of total assets at each month end by twelve.

4.	Each executive’s specific business objectives reflect operational improvements related to their specific responsibilities.

Mr. Perez de la Mesa’s other specific business objectives relate to organization planning and development (10%) and strategic plan development (10%). Mr. Joslin’s other specific business objectives relate to treasury and investor relations (8%), financial, audit and tax management (8%), human resources (8%), business support (8%) and expense management (8%). Mr. Cook’s other specific business objectives relate to gross margin improvement (10%), increases in net sales (15%) and sales and marketing initiatives (25%). Mr. Murphy’s other specific business objectives relate to gross margin improvement (10%), increases in net sales (10%), global sourcing initiatives (20%) and complementary products sales (10%). Mr. Nelson’s other specific business objectives relate to inventory (20%), budget objectives (20%), specific operations objectives (5%) and real estate/leasing objectives (5%). For each of the executive officers, their other specific business objectives reflect our focus on continued growth and improvement in execution over our past performance. We believe that in each case, the objectives set are attainable, but represent stretch goals that each executive may or may not be able to achieve.

In setting annual cash incentive measures, significant weight was given to our overall performance as measured by diluted earnings per share. We believe that diluted earnings per share is the best annual bonus measure because it is the best short-term shareholder value indicator, it is performance-based and it is an effective annual measurement. We also set individual measures that give the greatest impact and correlation to overall performance-based on the respective executive’s duties, as each executive’s role and responsibility toward achieving our performance and increased value differs. The Committee may allow discretionary adjustments based on an individual executive’s exceptional performance in one or more categories; but total payouts cannot exceed the overall cap equal to base salary. The Committee believes this discretionary aspect enables a more comprehensive performance review without relying solely on a formula based approach.

Long-Term Equity Incentive
(Summary Compensation Table, Columns 4-5)
(Grants of Plan-Based Awards, Columns 5-8)
(Outstanding Equity Awards at Fiscal Year-End)

Our approach to long-term incentives in 2006 consists of an equity-based incentive that focuses executives on stock price improvements and provides reward only upon improvement in stock price. Additionally, we closely align employee interests with the longer-term shareholders’ interests by encouraging equity participation in the Company. All management-level employees are eligible to receive stock options. Each respective employee’s responsibility and performance and relevant market data determined the individual option grant levels in 2006. We believe that long-term equity incentives in stock options aligns executive performance with shareholder interest because employees have a vested interest in our stock performance and the value only appreciates from stock price improvement after the grant date. We have reviewed other long-term equity compensation forms. Considering the impact from alignment with shareholder interests, accounting costs, perceived value and cash cost, we believe that long-term equity incentive based primarily in the form of stock options is the best alternative. We have in the past, however, granted shares of restricted stock. Most recently, in 2004 we granted up to one-third of certain executives’ stock option grants as restricted shares upon meeting certain performance milestones to reward extraordinary, consistent, long-term Company growth.

Stock options generally vest on either a 5-year cliff basis or a split 3/5-year cliff basis based on employee service with the Company. We use vesting schedules to encourage employee equity holding and employment retention. Although we encourage executive stock ownership, we have no established requirements on Company stock ownership.

Our current practice is to grant stock options and determine their exercise price at the year’s first Committee meeting, normally held in February. This annual basis aligns with the annual performance-review and compensation-adjustment cycle. In 2007 and subject to shareholder approval of Proposal 2 below, executive officers and certain other senior managers will receive their equity grants at the annual stockholder meeting scheduled in May because of the limited number of shares remaining available for grants. Stock options are granted at an exercise price equal to our stock’s closing price on the grant date. Employees hired during the year may also be awarded stock options by the Committee or by the CEO pursuant to discretion granted to him by the Committee.

As an employee’s responsibility increases, stock options will become a greater percentage of his or her total compensation, equating to more at-risk compensation to higher-level employees. Equity grants are a key element to our market-competitive total compensation packages.

Long-Term Non-Equity Incentive
(Summary Compensation Table, Column 6)
(Grants of Plan-Based Awards, Columns 3-4)

In 2006, our shareholders approved the SPIP for our senior officers and general managers. The SPIP’s purpose is to promote the Company and our shareholders’ interests by providing senior management with an additional incentive to execute strategic initiatives and achieve substantial organic growth in operating profit and earnings per share over a three-year period. At the same time, the SPIP provides an opportunity to bring senior management’s cash and total compensation to market levels.

We use this long-term non-equity incentive method to integrate the strategic plan process into management’s compensation, contribute to our continuing accelerated growth and compensate our executives commensurate with our peers. The SPIP also affords us the opportunity to focus our executives’ efforts on performance measures other than stock price and offer long-term reward possibilities that are not exclusively dependent on stock price improvement.

Under the SPIP, each of our Named Executive Officers is eligible to earn an incentive in an amount up to two times base salary based on our organic growth in earnings per share over a three-year period. This incentive will be fully effective in the 2008 period with our 2005 earnings objective serving as the initial baseline. As the SPIP is phased in, participants are eligible to earn up to one-third of the total plan incentive for 2006 performance and two-thirds of the total plan incentive for 2006 through 2007 performance. Our Named Executive Officers’ opportunity to earn an award under the SPIP is based on our internal earnings per share growth at a compounded annual growth rate greater than 20% during a performance period. No award will be earned unless the compounded earnings per share growth exceeds 20%. A 20% earnings per share growth will result in no award, a 25% earnings per share growth will result in an award equal to base salary and a 30% earnings per share growth will result in an award of two times annual base salary. Growth rates between these benchmarks will result in prorated awards.

Savings Plans
(Summary Compensation Table, Column 7)
(Nonqualified Deferred Compensation)

Our 401(k) Plan permits eligible employees to defer up to the Internal Revenue Code limit. For 2006, the limit was $15,000 or $20,000 for participants who attained the age of 50 during the plan year. We provide a discretionary Company matching contribution of 50% of a participant’s deferrals up to 8% of the lesser of the participant’s eligible cash compensation or the Internal Revenue Code’s applicable year dollar limit. Effective January 1, 2007, the 401(k) Plan was amended in order to provide us with the advantages of certain administrative benefits offered by IRS guidance. In effect, we will contribute a 100% match on the first 3% of compensation deferred, a 50% match on deferrals between 3% and 5% and no match on deferrals over 5%.

The PoolCorp Deferred Compensation Plan, which allows certain employees who occupy key management positions (including all of the Named Executive Officers) to defer eligible cash compensation, provides matching contributions like those offered under the 401(k) Plan. Our total Company matching contributions given to a participant under the 401(k) Plan and the PoolCorp Deferred Compensation Plan during any one year may not exceed 4% of a participant’s eligible cash compensation.

Perquisites
(Summary Compensation Table, Column 7)

Our philosophy is that perquisites should be limited. In line with our philosophy, our executives are offered few benefits that are not otherwise available to all of our employees. We provide certain employees, including the Named Executive Officers, either a Company vehicle (including maintenance, insurance and fuel) or an auto allowance. We allow these employees to use their vehicles for personal and business reasons. Officers are also permitted to purchase their Company vehicle at book value. Additionally, we waive medical and dental monthly premiums for officers, including each of the Named Executive Officers.

Employee Stock Purchase Plan

We offer all eligible employees the opportunity to buy Company stock through a tax-qualified employee stock purchase plan. Under this plan, employees may choose to buy up to the greater of $25,000 or 1,000 shares of Company stock per year at a 15% discount to the market price (subject to certain limitations). The objective is to encourage employees to participate in the ownership of the Company and to allow employees to share in the value of our stock increases over time.

Post-Employment Matters

Pursuant to Mr. Perez de la Mesa’s employment agreement, Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months upon any termination of his employment by the Company other than for cause (as defined in the agreement). The agreement also provides that Mr. Perez de la Mesa shall not compete with the Company for two years following the termination of his employment. Pursuant to the employment agreements of the other Named Executive Officers, such Named Executive Officers are entitled to receive their respective base salary for a period of up to three months and are subject to a one-year non-compete. The Committee believes this is an amount necessary to recruit highly talented executives and is very conservative considering current market conditions and competing businesses. Further, the Committee believes that these levels are below the general practice among comparable companies.

We do not provide any defined benefit pension arrangements nor do we provide any other compensation arrangements to our Named Executive Officers other than those discussed herein or otherwise available to all Company employees.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer or any of the four other most highly compensated officers. Our policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting our ability to attract and retain qualified executives. We have not adopted a policy that all compensation must be deductible.

If compensation qualifies as “performance-based” under Section 162(m), it does not count against the $1 million deduction limit. Management believes the stock option awards under our 1998 Stock Option Plan (the “1998 Plan”) and 2002 Long-Term Incentive Pan (the “2002 LTIP”) presently meet the performance-based compensation requirements under Section 162(m). We expect that 2006 compensation paid to executive officers is fully deductible.

Summary

After review of all existing programs, consideration of current market and competitive conditions, and alignment with our overall compensation objectives and philosophy, we believe that the total compensation program for our executives is appropriately focused on increasing value for shareholders and enhancing corporate performance. We believe that a significant part of executive pay is properly tied to stock appreciation or shareholder value through stock options, restricted stock grants and incentive performance measures. We further believe that our executive compensation levels, while currently below market, have the potential to be competitive with the compensation programs offered by other corporations with which we compete for executive talent.

EXECUTIVE COMPENSATION

The following Summary Compensation Table summarizes the total compensation of our Named Executive Officers in 2006. Based on the totals of the amounts included in the Summary Compensation Table, base salary accounted for approximately 32% of the total compensation for the Named Executive Officers while non-equity incentive compensation accounted for approximately 20% of the total compensation for the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Manuel J. Perez de la Mesa	2006	367,500	—	751,975	238,875	48,305 (4)	1,406,655
President and Chief Executive Officer

Mark W. Joslin	2006	210,000	41,464	152,717	128,100	35,719 (5)	568,000
Chief Financial Officer and Vice President

A. David Cook	2006	210,000	32,501	198,097	131,250	36,113 (6)	607,961
Vice President

John M. Murphy	2006	210,000	32,501	195,465	126,000	33,328 (7)	597,294
Vice President

Stephen C. Nelson	2006	180,000	13,000	133,589	111,600	27,846 (8)	466,035
Vice President

1.
Amounts shown do not reflect compensation actually received by the officers. Instead, these amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R), Share-Based Payments, for the fiscal year ended December 31, 2006. All amounts are related to awards granted prior to 2006. The share-based compensation expense for stock awards was calculated based on the fair value of the awards as of the respective grant dates.

2.
Amounts shown do not reflect compensation actually received by the officers. Instead, these amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for the fiscal year ended December 31, 2006. These amounts include share-based compensation expense for awards granted in and prior to 2006. Assumptions used in the calculation of the estimated fair value of option awards granted in 2004, 2005 and 2006 are included in footnote 7 to the Company’s audited financial statements included in Item 8 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

3.	Consists of amounts earned under our annual bonus program. Future payouts under our SPIP, if any, will be included in this column. There were no payouts under the SPIP for 2006 performance.
4.	Includes $21,000 in matching contributions under our PoolCorp Deferred Compensation Plan and $17,991 for lease and maintenance expense for a vehicle used for both business and personal purposes.
5.	Includes $18,153 for lease and maintenance expense for a vehicle used for both business and personal purposes.
6.	Includes $20,285 for lease and maintenance expense for a vehicle used for both business and personal purposes.
7.	Includes $21,414 for lease and maintenance expense for a vehicle used for both business and personal purposes.
8.	Includes $14,400 for an auto allowance for a vehicle used for both business and personal purposes.

The following Grants of Plan-Based Awards Table summarizes the non-equity incentive plan and equity incentive plan awards to our Named Executive Officers in 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target* ($)	Max ($)
Manuel J. Perez de la Mesa	2/8/2006 (1) 2/8/2006 (2) 2/8/2006 (3) 2/8/2006 (3) 2/8/2006 (3)	N/A 238,875 0(4) 0(5) 0(5)	N/A 367,500 245,000 520,000 780,000	N/A N/A N/A N/A N/A	60,000 (6) N/A N/A N/A N/A	38.79 N/A N/A N/A N/A	798,300 N/A N/A N/A N/A
Mark W. Joslin	2/8/2006 (1) 2/8/2006 (2) 2/8/2006 (3) 2/8/2006 (3) 2/8/2006 (3)	N/A 128,100 0(4) 0(5) 0(5)	N/A 210,000 140,000 300,000 450,000	N/A N/A N/A N/A N/A	20,000 (7) N/A N/A N/A N/A	38.79 N/A N/A N/A N/A	298,800 N/A N/A N/A N/A
A. David Cook	2/8/2006 (1) 2/8/2006 (2) 2/8/2006 (3) 2/8/2006 (3) 2/8/2006 (3)	N/A 131,250 0(4) 0(5) 0(5)	N/A 210,000 140,000 320,000 480,000	N/A N/A N/A N/A N/A	18,000 (6) N/A N/A N/A N/A	38.79 N/A N/A N/A N/A	239,490 N/A N/A N/A N/A
John M. Murphy	2/8/2006 (1) 2/8/2006 (2) 2/8/2006 (3) 2/8/2006 (3) 2/8/2006 (3)	N/A 126,000 0(4) 0(5) 0(5)	N/A 210,000 140,000 293,333 440,000	N/A N/A N/A N/A N/A	18,000 (6) N/A N/A N/A N/A	38.79 N/A N/A N/A N/A	239,490 N/A N/A N/A N/A
Stephen C. Nelson	2/8/2006 (1) 2/8/2006 (2) 2/8/2006 (3) 2/8/2006 (3) 2/8/2006 (3)	N/A 111,600 0(4) 0(5) 0(5)	N/A 180,000 120,000 266,667 400,000	N/A N/A N/A N/A N/A	12,000 (6) N/A N/A N/A N/A	38.79 N/A N/A N/A N/A	159,660 N/A N/A N/A N/A

*    The amounts reflected in this column reflect actual payout amounts for 2006 performance.
1.	Granted under our 2002 Long-Term Incentive Plan.
2.
Annual Bonus Program. See Compensation, Discussion and Analysis, “Annual Cash Incentive”. The target annual bonus payout amounts included in this table reflect the actual payout amounts for 2006 performance, which are also disclosed in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The maximum annual bonus payout amounts included in this table reflect 100% of the 2006 base salary amounts for each of the Named Executive Officers.

3.
In 2006, we established our SPIP which rewards organic earnings per share growth over a three-year period. Payouts will be earned for compounded annual growth of organic earnings per share in excess of 20%. These grants represent the three separate performance periods for the initial phase-in of the SPIP between 2006 and 2008. The Company’s 2005 earnings objective serves as the baseline for each of these performance periods. While this plan remains in effect, we intend to make one new grant each year with grants based on a three-year performance period. For each performance period, the total plan incentive for each Named Executive Officer is calculated based on the compounded annual growth of organic earnings per share and up to a maximum of two times their base salary. The participants are eligible to earn a maximum of one-third of the total plan incentive for the one-year 2006 performance period, two-thirds of the total plan incentive for the two-year 2007 performance period and the full amount of the total plan incentive for the three-year 2008 performance period. The maximum SPIP payout amounts included in this table reflect a 30% compounded annual growth of organic earnings per share and the maximum allowable payouts for each phase-in performance period. The maximum SPIP payouts for the 2006 performance period reflect the 2006 base salaries and the maximum SPIP payouts for the 2007 and 2008 performance periods reflect the 2007 base salaries.

4.	This target SPIP payout amount reflects the actual payout amount for 2006 performance, which is also disclosed in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
5.
The target SPIP payout amounts of zero for the 2006-2007 and the 2006-2008 SPIP performance periods are reported as a representative amount based on the actual payout amount for the last completed performance period (2006), which was zero.

6.	These options vest 50% after three years and 50% after five years. Vesting is accelerated upon a change in control.
7.	These options vest after five years. Vesting is accelerated upon a change of control.

The following table summarizes the outstanding equity awards for each Named Executive Officer as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Manuel J. Perez de la Mesa	02/25/1999 02/16/2000 02/21/2001 02/13/2002 02/11/2003 02/09/2004 02/14/2005 02/08/2006	253,125 253,125 253,125 — — — — —	— — — 90,000(1) 90,000(2) 75,000(3) 60,000(4) 60,000(5)	2.64 4.84 9.83 12.96 11.98 21.67 31.51 38.79	02/25/2009 02/16/2010 02/21/2011 02/13/2012 02/11/2013 02/09/2014 02/14/2015 02/08/2016	N/A N/A N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A N/A N/A
Mark W. Joslin	08/09/2004 02/14/2005 02/08/2006	— — —	22,500(6) 22,500(7) 20,000(8)	26.65 31.51 38.79	08/09/2014 02/14/2015 02/08/2016	2,500(11) N/A N/A	97,925 (13) N/A N/A

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
A. David Cook	08/16/1999 02/21/2001 02/21/2001 02/13/2002 02/11/2003 02/09/2004 02/14/2005 02/08/2006	25,312 40,500 10,125 16,875 16,875 — — —	— — — 16,875(1) 16,875(2) 15,000(9) 18,000(4) 18,000(5)	0.00(10) 9.83 0.00(10) 12.96 11.98 21.67 31.51 38.79	08/16/2009 02/21/2011 02/21/2011 02/13/2012 02/11/2013 02/09/2014 02/14/2015 02/08/2016	N/A N/A N/A N/A N/A 7,500(12) N/A N/A	N/A N/A N/A N/A N/A 293,775 (13) N/A N/A
John M. Murphy	02/21/2001 02/13/2002 02/11/2003 02/09/2004 02/14/2005 02/08/2006	40,500 16,875 16,875 — — —	— 16,875(1) 16,875(2) 15,000(9) 18,000(4) 18,000(5)	9.83 12.96 11.98 21.67 31.51 38.79	02/21/2011 02/13/2012 02/11/2013 02/09/2014 02/14/2015 02/08/2016	N/A N/A N/A 7,500(12) N/A N/A	N/A N/A N/A 293,775 (13) N/A N/A
Stephen C. Nelson	02/16/2000 02/21/2001 02/21/2001 02/13/2002 02/11/2003 02/09/2004 02/14/2005 02/08/2006	22,781 16,200 4,050 — — — — —	— — — 13,500(1) 13,500(2) 6,000(9) 9,000(4) 12,000(5)	4.84 9.83 0.00(10) 12.96 11.98 21.67 31.51 38.79	02/16/2010 02/21/2011 02/21/2011 02/13/2012 02/11/2013 02/09/2014 02/14/2015 02/08/2016	N/A N/A N/A N/A N/A 3,000(12) N/A N/A	N/A N/A N/A N/A N/A 117,510 (13) N/A N/A

1.     These options will vest 100% on February 13, 2007.
2.     These options will vest 100% on February 11, 2008.
3.     These options will vest 100% on February 9, 2009.
4.      These options will vest 50% on February 14, 2008 with the remaining 50% vesting on February 14, 2010.
5.     These options will vest 50% on February 8, 2009 with the remaining 50% vesting on February 8, 2011.
6.     These options will vest 100% on August 9, 2009.
7.     These options will vest 100% on February 14, 2010.
8.     These options will vest 100% on February 8, 2011.
9.     These options will vest 50% on February 9, 2007 with the remaining 50% vesting on February 9, 2009.
10.     The original grant date exercise price was $0.01 for these penny option awards. The $0.00 exercise price reflects the impact of stock splits and rounding.
11.     These shares will vest 100% on August 9, 2007.
12.    These shares will vest 100% on February 9, 2009.
13.      Market value at end of fiscal year.

The following Option Exercises and Stock Vested Table summarizes the number of shares acquired and the dollar amounts realized by Named Executive Officers in 2006 on the exercise of stock options and on the vesting of restricted stock.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)
Manuel J. Perez de la Mesa	N/A	N/A	N/A	N/A
Mark W. Joslin	N/A	N/A	2,500(1)	94,650(2)
A. David Cook	N/A	N/A	N/A	N/A
John M. Murphy	43,406	1,667,584	N/A	N/A
Stephen C. Nelson	N/A	N/A	N/A	N/A

1.	Grant of 7,500 restricted shares (split-adjusted) in 2004 that vest one-third per year over a three-year period.
2.	The value realized was calculated by multiplying the number of shares by the closing price of our Common Stock on the vest date.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to our PoolCorp Deferred Compensation Plan, certain executives, including our Named Executive Officers, may defer all or a portion of their base salary and annual non-equity incentive compensation. Deferral elections are made by eligible executives no later than December 31 of each year for amounts to be earned in the following year; however, a deferral election for a performance-based bonus can be made as late as June 30 of the year in which services are being rendered for the bonus. A deferral election may be made within 30 days after an executive first becomes eligible to participate, for amounts payable for services rendered after the date of the election. A participant may choose to have deferrals deemed to be invested in one or more specified investment funds. Each participant may change his or her fund selection at any time, subject to certain limitations. The table below shows the funds available and their annual rate of return for the calendar year ended December 31, 2006 as reported by T. Rowe Price. Earnings are determined by the results of the individual investments.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Fund Investment Company of America	8.62%	TRP Retirement 2010 Fund	12.84%
Artisan International Fund	25.56%	TRP Retirement 2015 Fund	13.73%
TRP Equity Income Fund	19.14%	TRP Retirement 2020 Fund	14.66%
TRP Growth Stock Fund	14.05%	TRP Retirement 2025 Fund	15.44%
TRP Mid-Cap Growth Fund	6.79%	TRP Retirement 2030 Fund	16.14%
TRP New Income Fund	4.13%	TRP Retirement 2035 Fund	16.18%
TRP Prime Reserve Fund	4.56%	TRP Retirement 2040 Fund	16.24%
TRP Retirement Income Fund	9.98%	TRP Small-Cap Stock Fund	12.78%
TRP Retirement 2005 Fund	11.50%	TRP Value Fund	19.75%
TRP Equity Index 500	15.61%

Benefits under our PoolCorp Deferred Compensation Plan will be paid to our Named Executive Officers as each executive elects, but no earlier than one full year after the end of the plan year for which compensation is deferred or six months after termination of employment. However, upon a showing of financial hardship and certain other requirements, a Named Executive Officer may be allowed to access funds in his deferred compensation account earlier than the beginning of the year following the executive’s retirement or termination. In the event of a change in control, all vested accrued benefits will automatically be accelerated and payable in full. The time and schedule of payments may also be accelerated if the participant becomes disabled, to fulfill a qualified domestic relations order, if the amount is less than $10,000 or to pay employment taxes. Benefits can be received either as a lump sum payment or installments. The following table summarizes the non-qualified deferred compensation earned by our Named Executive Officers in 2006. All amounts relate to our PoolCorp Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Manuel J. Perez de la Mesa	42,000	21,000(1)	10,172	—	104,471(6)
Mark W. Joslin	165,018	4,740(2)	3,037	—	180,092(7)
A. David Cook	29,500	6,485(3)	3,628	—	46,743(8)
John M. Murphy	4,200	2,100(4)	657	—	14,747(9)
Stephen C. Nelson	47,880	4,438(5)	6,219	—	82,195

1.	Includes $21,000 previously referenced in the Summary Compensation Table (Salary and/or Non-Equity Incentive Plan Compensation).
2.	Includes $4,740 previously referenced in the Summary Compensation Table (Salary and/or Non-Equity Incentive Plan Compensation).
3.	Includes $6,485 previously referenced in the Summary Compensation Table (Salary and/or Non-Equity Incentive Plan Compensation).
4.	Includes $2,100 previously referenced in the Summary Compensation Table (Salary and/or Non-Equity Incentive Plan Compensation).
5.	Includes $4,438 previously referenced in the Summary Compensation Table (Salary and/or Non-Equity Incentive Plan Compensation).
6.	Includes $9,804 of registrant contributions disclosed in previous year’s Summary Compensation Table.
7.	Includes $2,308 of registrant contributions disclosed in previous year’s Summary Compensation Table.
8.	Includes $2,723 of registrant contributions disclosed in previous year’s Summary Compensation Table.
9.	Includes $2,308 of registrant contributions disclosed in previous year’s Summary Compensation Table.

Termination of Employment and Change-in-Control Arrangements

Stock options granted to Named Executive Officers, subject to certain limitations, immediately vest and become fully exercisable upon a change of control, death or disability;
      remain exercisable and continue to vest in accordance with their original schedule upon retirement (which is defined as attainment of the age of 55 years or more and continuous service to us for a period of at least ten years);
      are immediately forfeited, whether or not then exercisable, upon termination for cause; and
      remain exercisable and, subject to our discretion, continue to vest in accordance with their original schedule upon termination without cause.
Shares of restricted stock granted to executive officers, subject to certain limitations, fully vest upon a change of control, death or disability;
      continue to vest in accordance with the original vesting schedule upon retirement; and
      are immediately forfeited upon termination for any other reason, whether voluntary or involuntary.

As of December 31, 2006, the Named Executive Officers hold the following unvested stock options and shares of restricted stock that would become vested upon a change in control.

Name	No. of Shares Underlying Unvested Awards (#)		Unrealized Value of Unvested Options ($)
	Option Awards	Stock Awards	Option Awards(1)	Stock Awards(2)
Manuel J. Perez de la Mesa	375,000	—	6,601,260	—
Mark W. Joslin	65,000	2,500	461,718	97,925
A. David Cook	84,750	7,500	1,308,413	293,775
John M. Murphy	84,750	7,500	1,308,413	293,775
Stephen C. Nelson	54,000	3,000	899,454	117,510

1.
The unrealized value of unvested options was calculated by multiplying the number of shares underlying unvested options by the closing price of our Common Stock as of December 29, 2006 and then deducting the aggregate exercise price for these options.

2.	The unrealized value of unvested restricted stock was calculated by multiplying the number of shares of unvested restricted stock by the closing price of our Common Stock as of December 29, 2006.

Upon termination other than for cause, Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months thereafter and the other executive officers are entitled to receive their respective base salaries for a period of up to three months. The amounts we would pay under this provision for a termination without cause as of December 31, 2006, would be $183,750 for Mr. Perez de la Mesa, $52,500 for Mr. Joslin, $52,500 for Mr. Cook, $52,500 for Mr. Murphy and $45,000 for Mr. Nelson. Executive officers are not entitled to any additional compensation, perquisites or other personal benefits upon a change in control, retirement or termination, except for future payments under our 401(k) Plan and Deferred Compensation Plan.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by us to our non-employee directors and our Chairman during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew W. Code	36,000	85,792	—	—	121,792
James J. Gaffney	55,000	85,792	—	—	140,792
George T. Haymaker, Jr.	34,000	85,792	—	—	119,792
Harlan F. Seymour	53,000	85,792	—	—	138,792
Robert C. Sledd	48,000	85,792	—	—	133,792
John E. Stokely	64,000	85,792	—	—	149,792
Wilson B. Sexton(3)	75,000	133,743	1,161	8,002	217,906

1.
Amounts shown do not reflect compensation actually received by the directors. Instead, these amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for the fiscal year ended December 31, 2006. These amounts include share-based compensation expense for awards granted in and prior to 2006. Assumptions used in the calculation of the share-based compensation expense for the option awards granted in 2006 include a four year expected term, expected volatility of 26.6%, expected dividend yield of 1% and a risk free rate of 4.33%.

2.	As of December 31, 2006, options outstanding and options exercisable for each director included the following:

Director	Options Outstanding	Options Exercisable
Mr. Code	14,167	5,667
Mr. Gaffney	48,875	40,375
Mr. Haymaker	29,750	21,250
Mr. Seymour	48,875	40,375
Mr. Sledd	210,598	202,098
Mr. Stokely	96,688	88,188
Mr. Sexton	621,656	609,656

3.
In 2006, our Chairman, Mr. Sexton, who is employed by us primarily in the area of investor relations, received $75,000 cash compensation and an award of 12,000 stock options for both his service as Chairman and for his work in investor relations. He also received $6,891,443 attributable to the exercise of stock options previously awarded. Mr. Sexton participates in our 401(k) Plan, Deferred Compensation Plan and medical, dental and long-term disability programs on the same basis as our officers.

In 2006, each non-employee director was paid an annual retainer of $8,000. Each non-employee director also received an attendance fee of $4,000 for each Board meeting attended, $2,000 for each committee meeting attended, except that the chair of each committee received an attendance fee of $4,000 for each committee meeting attended, and $1,000 for each scheduled telephone meeting attended. In 2006, the annual retainer for the Board’s lead independent director was increased to $15,000. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Under the SCP Pool Corporation 1996 Non-Employee Directors Equity Incentive Plan, as amended and restated (the “Director’s Plan”), each non-employee director was granted an option to purchase 8,500 shares of Common Stock in 2006. Except under certain limited circumstances, no options granted pursuant to the Director’s Plan become exercisable earlier than one year after the date of the grant. The option price per share of Common Stock under the Director’s Plan is equal to 100% of the fair market value of the Common Stock at the date of grant. Each option granted under the Director’s Plan is exercisable for up to ten years after the date of the grant. Non-employee directors may elect to receive additional shares of Common Stock under the Director’s Plan in lieu of the cash compensation otherwise due them.

Neither the Compensation Committee Report nor the Audit Committee Report set forth below shall be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and neither shall be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF POOL CORPORATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis set forth above with management and based on that review and discussion has recommended to the Board of Directors that such Compensation Discussion and Analysis be incorporated by reference in the Company’s annual report on Form 10-K and included in this proxy statement.

COMPENSATION COMMITTEE
George T. Haymaker, Jr., Chairman
Andrew W. Code
Robert C. Sledd

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF POOL CORPORATION

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has determined that the rendering of all non-audit services by the Company’s independent auditors during the years ended December 31, 2006 and 2005 did not impair the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Committee has also approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE
John E. Stokely, Chairman
James J. Gaffney
Harlan F. Seymour
Robert C. Sledd

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 1999, we entered into a lease agreement with S&C Development, L.L.C., for a service center in Mandeville, Louisiana.  The sole member of S&C Development, L.L.C., is A. David Cook, a Company executive officer.  The seven-year lease term commenced on January 1, 2000, and provides for rental payments of $6,510 per month. In January 2002, we entered into a lease agreement with S&C Development, L.L.C., for additional warehouse space adjacent to the Mandeville service center.  The five-year lease term commenced on February 4, 2002, and provides for rental payments of $4,123 per month.  The total $10,633 monthly lease payment is for both facilities consisting of 21,100 square feet. In August 2006, we exercised our right to renew the above referenced leases for a total $11,871 monthly lease payment commencing on January 1, 2007 and expiring on December 31, 2013.

In January 2001, we entered into a lease agreement with S&C Development, L.L.C., for a service center in Oklahoma City, Oklahoma.  The ten year lease term commenced on November 10, 2001, and provides for rental payments of approximately $12,745 per month for the 25,000 square foot facility.

We believe the leases discussed above reflect fair market rates and terms that are as favorable to us as could be obtained with unrelated third parties. In February 2002, the Board determined that we will no longer enter into additional leases or material transactions with related parties. Our Audit Committee Charter also requires that the Audit Committee review and approve all related person transactions. The lease renewal described above was approved in advance by the Board and the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons owning more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our Common Stock.  Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of these reports furnished, management believes that the directors, executive officers and greater than 10% stockholders timely complied with these requirements with the exception of the following: one late filing for Mr. Code reporting an option exercise and distribution of shares; one late filing for Mr. Cook reporting a change in expiration date of a previously reported option grant; one late filing for Mr. Hubbard reporting a change in expiration date of certain previously reported option grants; one late filing for Mr. Nelson reporting a sale and a purchase; one late filing for Mr. Polizzotto reporting a change in expiration date of certain previously reported option grants; one late filing for Mr. Sexton reporting a change in expiration date of a previously reported option grant; and one amended filing for Mr. Murphy reporting a sale untimely.  In addition, the following amendments arose from our previously disclosed review of annual stock option grants and generally reflect corrections to the terms of equity awards previously granted to the reporting persons: five amended filings for Mr. Code; two amended filings for Mr. Cook; four amended filings for Mr. Gaffney; two amended filings for Mr. Hubbard; one amended filing for Mr. Joslin; two amended filings for Mr. Meyer; two amended filings for Mr. Murphy; one amended filing for Mr. Nelson; two amended filings for Mr. Perez de La Mesa; two amended filings for Mr. Polizzotto; four amended filings for Mr. Sexton; two amended filings for Mr. Sledd; one amended filing for Mr. Stokely; and one amended filing for Mr. Wilson.

PROPOSAL TO APPROVE THE 2007 LONG-TERM INCENTIVE PLAN
(Proposal 2)

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the 2007 LTIP.

The Board believes that adoption of the 2007 LTIP is necessary to provide the Company with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of the stockholders.

Administration of the 2007 LTIP. The Compensation Committee of the Board administers the 2007 LTIP and has authority to make awards under the 2007 LTIP, to set the terms of the awards, to interpret the 2007 LTIP, to establish any rules or regulations relating to the 2007 LTIP that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the 2007 LTIP. Subject to the limitations specified in the 2007 LTIP, the Compensation Committee may delegate its authority to appropriate personnel of the Company.

Eligibility. Our officers, directors, key employees, consultants and advisors are eligible to receive awards (“Incentives”) under the 2007 LTIP when designated as plan participants. We currently have eight directors, nine officers and approximately 400 key employees eligible to receive Incentives under the 2007 LTIP. Over the past several years, we have granted awards to all of our officers and directors and substantially all of our key employees under our predecessor plans. The 2007 LTIP also permits consultants and advisers to receive Incentives, although neither the Company nor the Compensation Committee has awarded, nor currently has the intention to award, Incentives to consultants or advisers. Awards under the 2007 LTIP may only be granted in the form of non-qualified stock options and restricted stock.

Incentives relating to no more than 200,000 shares of Common Stock may be granted to a single participant in one calendar year. No more than 100,000 shares may be issued as restricted stock.

Shares Issuable through the 2007 LTIP. Because of the limited number of shares remaining available for grant under the 2002 LTIP and the expiration of the 1996 Non-Employee Directors Equity Incentive Plan, the Board of Directors has adopted the 2007 LTIP, subject to stockholder approval, and recommends its approval by the stockholders. The Board believes that our growth depends upon the efforts of our officers, key employees, consultants, advisors and directors and that the 2007 LTIP will continue to provide an effective means of attracting and retaining such personnel while enhancing their long-term focus on maximizing stockholder value. The primary features of the 2007 LTIP are summarized below. The text of the 2007 LTIP is attached hereto as Appendix A and is incorporated by reference.

A total of 1,515,000 shares of Common Stock are authorized to be issued under the 2007 LTIP, representing approximately 3.2% of the shares of outstanding Common Stock. If the 2007 LTIP is approved by the stockholders, no additional grants will be made under our predecessor stock option plans. On March 16, 2007, the closing sale price of a share of Common Stock, as reported on the Nasdaq Global Select Market, was $34.10.

For purposes of determining the number of shares of Common Stock available for delivery under the 2007 LTIP, shares that are not delivered because an option is forfeited or canceled, shares of restricted stock that are forfeited or reacquired by us according to their terms, or shares that are not delivered because an Incentive is paid or settled in cash will not be deemed to have been delivered under the 2007 LTIP. If the exercise price of any stock option granted under the 2007 LTIP or any tax withholding obligation is satisfied by tendering shares of Common Stock or in the event of a “net share exercise” as described below, all shares to which the option relates will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 2007 LTIP.

Proportionate adjustments will be made to all of the share limitations provided in the 2007 LTIP and to the number of shares then subject to the 2007 LTIP, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to and Termination of the 2007 LTIP. The Board may amend or discontinue the 2007 LTIP at any time. However, the stockholders must approve any amendment that would:

•  materially increase the benefits accruing to participants under the 2007 LTIP;

•  increase the number of shares of Common Stock that may be issued under the 2007 LTIP;

•  materially expand the classes of persons eligible to participate in the 2007 LTIP;

•  expansion of the types of awards that may be granted; or

•  authorize us to re-price outstanding options.

No amendment or discontinuance of the 2007 LTIP may materially impair any previously granted Incentive without the consent of the recipient.

Non-Qualified Stock Options. The 2007 LTIP permits the grant of non-qualified stock options to purchase shares of Common Stock. Incentive stock options as described in Section 422 of the Internal Revenue Code may not be granted through the 2007 LTIP. The Compensation Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an option will also be determined by the Compensation Committee, but may not exceed 10 years. The Compensation Committee may also approve the purchase by us of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

Except for adjustments permitted in the 2007 LTIP to protect against dilution, without approval of the stockholders, the exercise price of an outstanding option may not be decreased after grant, nor may an option that has an exercise price that is greater than the then current fair market value of a share of Common Stock be surrendered to us as consideration for the grant of a new option with a lower price or other substitute award.

The option exercise price may be paid:
       in cash;
       in Common Stock, subject to certain limitations;
       in a combination of cash and Common Stock;
       through a "cashless" exercise arrangement;
      through a “net share exercise” in which the participant instructs us to withhold from issuance upon exercise that number of shares equal in value to the aggregate exercise price; or
      in any other manner authorized by the Compensation Committee.

Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible participant and made subject to restrictions on sale, pledge or other transfer by the participant for a certain period (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals and except for shares of restricted stock granted to directors, the Restricted Period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals or if shares of restricted stock are granted to directors, a minimum Restricted Period of one year with incremental vesting is allowed. All shares of restricted stock are subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the 2007 LTIP, a participant receiving restricted stock will have all of the rights of a stockholder as to such shares.

Performance-Based Compensation under Section 162(m). Stock options granted in accordance with the terms of the 2007 LTIP qualify as performance-based compensation under Section 162(m) and as a result are not subject to the deduction limitations of Section 162(m). Grants of restricted stock that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals are to be based upon any or a combination of the following business criteria: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on capital, reduction of expenses, or increase in revenues, increase in cash flow or customer growth of the Company, or one or more operating divisions or subsidiaries. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals, or relative to levels attained in prior years.

The Compensation Committee has authority to use different targets from time to time under the performance goals provided in the 2007 LTIP. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock are required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. If a participant ceases to be our employee or to provide us with services for any reason, including death, the participant’s outstanding Incentives may be exercised or will expire at such time or times as may be determined by the Compensation Committee.

Change of Control. In the event of a change of control of the Company, as defined in the 2007 LTIP, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived. In addition to the foregoing, upon a change of control the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to us of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the change of control value of a share of Common Stock, calculated as described in the 2007 LTIP, over the exercise price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive will become an option to purchase the number and class of securities or other property to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.

Transferability of Incentives. Under the 2007 LTIP, participants may not transfer, pledge, assign or otherwise encumber their Incentives except:
      by will;
      by the laws of descent and distribution;
      pursuant to a domestic relations order; or
      in the case of stock options only, to a charitable organization, to family members or to a partnership, limited liability company or trust of which the sole owners, members or beneficiaries are the participant or family members, if permitted by the Compensation Committee.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the 2007 LTIP, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or have us withhold, from the shares the participant would otherwise receive, shares of Common Stock having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Awards to be Granted. Grants of awards under the 2007 LTIP will be made in the future discretion of the Compensation Committee, as necessary to attract and retain key personnel. No decisions have yet been made as to any awards to be granted out of the shares that may be authorized by this Proposal 2.

Federal Income Tax Consequences. Under existing federal income tax provisions, a participant who is granted a stock option or restricted stock normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option or restricted stock is granted.

When a non-qualified stock option granted pursuant to the 2007 LTIP is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the Common Stock acquired and the aggregate fair market value of the Common Stock acquired on the exercise date and, subject to the limitations of Section 162(m), we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received.

When an award of restricted stock vests, the participant will realize ordinary income measured by the fair market value of the shares of Common Stock on the vesting date. A participant may elect, however, to include in his or her income in the year of grant the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of grant by filing a Section 83(b) election with the IRS within 30 days of the grant of the restricted stock. Withholding taxes must be paid at the time a Section 83(b) election is made. If a Section 83(b) election is made, but the restricted stock is forfeited or the restricted stock declines in value, the participant will not be able to recover any tax paid with respect to the grant of the forfeited or depreciated stock. Unless a Section 83(b) election is filed, upon the vesting of any shares of restricted stock, the participant must deliver to us the amount of taxes required by law to be withheld. Subject to Section 162(m), we will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the participant. Any dividends paid to the participant on the restricted stock will be taxable compensation income to the participant and deductible by us.

If, upon a change in control of the Company, the exercisability or vesting of an Incentive is accelerated, the value of the acceleration, if any, may be characterized as a “parachute payment” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee that were contingent upon a change in control exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment”, with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

This summary of federal income tax consequences of non-qualified stock options and restricted stock does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. There also may be state and local income tax consequences applicable to transactions involving options and restricted stock.

Equity Compensation Plan Information

The following table provides information about shares of Common Stock that could be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2006.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders
2002 LTIP	2,350,094	24.35	262,528(1)
1998 Stock Option Plan	3,199,682	7.44	—
1995 Stock Option Plan	254,105	2.60	—
Employee Stock Purchase Plan	—	—	505,752
Non-Employee Directors Equity Incentive Plan	468,078	16.63	—
Equity compensation plans not approved by stockholders	—	—	—
TOTAL	6,271,959	14.27	768,280

1.
Includes 57,600 shares that may be issued as restricted stock. If the 2007 LTIP is approved at the Meeting, any remaining shares available for issuance under the 2002 LTIP Plan will no longer be available for issuance.

As of December 31, 2006, the weighted average remaining contractual term of outstanding stock options is approximately 5.13 years. Of the outstanding options, 3,702,377 are vested and exercisable and these shares have a weighted average exercise price of approximately $7.61 per share. The 2,569,582 unvested options have a weighted average exercise price of approximately $23.84 per share.

The Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the 2007 Long-Term Incentive Plan.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS
(Proposal 3)

The Audit Committee has approved the retention of Ernst & Young LLP (“E&Y”) as the Company’s independent auditors for the fiscal year ending December 31, 2007, and recommends the ratification of such retention by the stockholders. If the stockholders do not ratify the selection of E&Y, the Audit Committee will reconsider the selection.

Representatives of E&Y are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for ratification of the retention of E&Y as the Company’s independent auditors.

The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by E&Y.

	2006	2005
Audit Fees(1)	$743,350	$593,879
Audit Related Fees(2)	20,580	25,100
Tax Fees(3)	67,460	42,992
All Other Fees(4)	1,500	1,500
Total	$832,890	$663,471

1.
Audit Fees consisted of the audit of the financial statements included in our Annual Report on Form 10-K, the audit of management’s assessment of our internal control over financial reporting and review of the financial statements included in the our Quarterly Reports on Form 10-Q. The 2005 audit fees have been revised to include $63,879 of audit services that were invoiced and paid subsequent to the date of our 2006 Definitive Proxy Statement.

2.	Audit Related Fees included accounting consultations and fees for employee benefit plan audits.
3.	Tax Fees consisted of assistance with tax compliance and the review of tax returns, tax consultation and planning services, and assistance in connection with tax audits.
4.	All Other Fees were for access to a research database.

The Audit Committee preapproves all audit and permissible non-audit services prior to commencement of such services. Mr. Stokely, Audit Committee Chairman, has the delegated authority to preapprove such services and these preapproval decisions are presented to the full Audit Committee at the next scheduled meeting. During fiscal years 2006 and 2005, the Audit Committee and/or the Audit Committee Chairman preapproved 100% of the services performed by E&Y. A copy of our Procedure for Pre-approval of Services by our Independent Audit Firm is posted on our website at www.poolcorp.com.

The Audit Committee has determined that the rendering of all non-audit services by E&Y during the years ended December 31, 2006 and 2005 did not impair the auditor’s independence.

The Board of Directors unanimously recommends that our stockholders vote “FOR” the ratification of the retention of E&Y as our independent auditors for fiscal year 2007.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS

In order to be considered for inclusion in the proxy materials related to our 2008 annual meeting of stockholders, we must receive stockholder proposals no later than November 30, 2007. If such proposal is timely received and in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.

Our By-laws, as amended, also require that any stockholder who desires to nominate a director or present a proposal before the 2008 annual meeting must notify the Secretary of the Company no earlier than July 5, 2007 and no later than November 30, 2007.

                                                                            By Order of the Board of Directors,
                                                                /s/ Jennifer M. Neil
                                    Jennifer M. Neil, Secretary
Covington, Louisiana
March 30, 2007

APPENDIX A

2007 LONG-TERM INCENTIVE PLAN

1.	Establishment of the Plan.

1.1	Plan Name. As of the Effective Date, the name of this plan shall be the 2007 Long-Term Incentive Plan (the “Plan”).

1.2
Effective Date. This plan document shall become effective on May 8, 2007, subject to its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Pool Corporation (“POOL”) Annual Meeting of Shareholders to be held on that date and any necessary approval from any department, board or agency of the United States or states having jurisdiction.

1.3
Purpose. The purpose of the Plan is to increase shareholder value and to advance the interests of POOL and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, directors, consultants and advisors to the Company and to strengthen the mutuality of interests between such persons and POOL’s shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.001 par value per share, of POOL (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which POOL owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as now in force or as hereafter amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.	Administration.

2.1.
Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of POOL or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2.
Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3.
Eligible Participants. Key employees, officers, directors and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. In accordance with applicable law, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives.

4.	Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) non-qualified stock options; and (b) restricted stock.

5.	Shares Subject to the Plan.

5.1.
Number of Shares. Subject to adjustment as provided in Sections 5.2 and 9.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 1,515,000. No additional awards will be made under the Company’s predecessor stock option plans (The SCP Pool Corporation 1995 Stock Option Plan, The SCP Pool Corporation 1998 Stock Option Plan, The SCP Pool Corporation 2002 Long-Term Incentive Plan, and The SCP Pool Corporation Non-Employee Directors Equity Incentive Plan).

5.2.
Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to the Net Share Exercise of Options, as defined in Section 6.5 hereof, all shares to which the Option relates are counted against the plan limits, rather than the net number of shares delivered upon exercise.

5.3.	Limitations on Awards. Subject to Sections 5.2 and 9.5, the following additional limitations are imposed under the Plan:

A.	The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 200,000.

B.	The maximum number of shares of Common Stock that may be issued as restricted stock shall be 100,000 shares.

5.4.	Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.
Stock Options. A stock option is a right to purchase shares of Common Stock from POOL. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.
Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 9.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

6.2.	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 9.5.

6.3.
Duration and Time for Exercise. The term of each stock option shall be determined by the Committee but shall not exceed 10 years from date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.

6.4.
Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 9.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

6.5.
Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day of the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) by authorizing the Company to withhold from the exercise that number of shares of Common Stock which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options being exercised (a “Net Share Exercise”) or (f) in such other manner as may be authorized from time to time by the Committee.

6.6.
Repricing. Except for adjustments pursuant to Section 9.5 or actions permitted to be taken by the Committee under Section 9.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, shares of Common Stock or a cash payment.

7.	Restricted Stock.

7.1.
Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 8 below and meet the additional requirements imposed by Section 162(m).

7.2.
The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals and except for shares of restricted stock granted to directors, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals or if shares of restricted stock are granted to directors, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 9.3 and under the conditions described in Section 9.10 hereof.

7.3.
Incentive Agreement and Registration of Shares. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. The shares of restricted stock awarded shall be registered in the name of the participant in book entry form reflecting the restrictions on transfer.

7.4.
Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5.
Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

7.6.
Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7.
Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock and the right to receive any dividends.

8.
Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting or grant of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such shares of restricted stock shall vest or be granted shall be any or a combination of the following performance measures applied to the Company, POOL, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, reduction of expenses, increase in cash flow, increase in revenues or customer growth. The performance goals may be subject to such adjustments as are specified in advance by the Committee. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants intended to qualify as performance-based compensation under Section 162(m), the Committee may not waive any of the pre-established performance goal objectives, except for an automatic waiver under Section 9.10 hereof, or as may be provided by the Committee in the event of death or disability.

9.	General.

9.1.
Duration. Subject to Section 9.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

9.2.
Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options, (i) to Family Members, (ii) to a partnership in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Family Members or (v) to a charitable organization. “Family Members” shall be defined as the participant’s child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the employee’s household (other than a tenant or employee). Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

9.3.
Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

9.4.
Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9.5.
Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

9.6.	Withholding.

A.
The Company shall have the right to withhold from any stock issued under the Plan or to collect as a condition of issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant has the right to satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date as of which the amount of tax to be withheld shall be determined (“Tax Date”).

B.
Each Election must be made prior to the Tax Date. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

9.7.
No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

9.8.	Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

9.9.	Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A.
without the approval of the shareholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) amend Section 6.6 to permit repricing of options. or (iii) make any other change for which shareholder approval is required by law or under the applicable rules of the NASDAQ; or

B.	materially impair, without the consent of the recipient, an Incentive previously granted.

9.10.	Change of Control.

A.	A Change of Control shall mean:

i.
the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of POOL’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

a.	any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 9.10(A)(iii) hereof) of Common Stock directly from the Company,

b.	any acquisition of Common Stock by the Company,

c.	any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

d.	any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 9.10(A)(iii) hereof; or

ii.	a majority of the directors of the Company shall be persons other than persons

a.	for whose election proxies shall have been solicited by the Board, or

b.	who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships; or

iii.
consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of POOL) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

a.
the individuals and entities who were the beneficial owners of POOL’s outstanding Common Stock and POOL’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

b.
except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either POOL, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 50% or more of the combined voting power of the then outstanding voting securities of such corporation, and

c.
at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

iv.	approval by the shareholders of POOL of a complete liquidation or dissolution of POOL.

For purposes of this Section 9.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B.
Upon a Change of Control of the type described in clause (A)(i) or (A)(ii) of this Section 9.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or (A)(iv) of this Section 9.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by POOL without the necessity of action by any person. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders.

C.
No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 9.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this Section 9.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

i.
require that all outstanding options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and all rights of participants thereunder shall terminate,

ii.
make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

iii.
provide for mandatory conversion of some or all of the outstanding options held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price of such options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

iv.
provide that thereafter, upon any exercise of an option, the holder shall be entitled to purchase or receive under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option.

D.	For the purposes of paragraph (iii) of Section 9.10(C), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

i.	the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

ii.	the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place,

iii.
in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

iv.
in the event that the consideration offered to holders of Common Stock in any transaction described in this Section 9.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

9.11.
Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

9.12.
Incentive Agreements. Each award of an Incentive hereunder shall be evidenced by an agreement or notice delivered to the participant, by paper copy or electronic copy, that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Incentive of the participant’s ceasing to be employed by or to provide services to the Company. The Incentive Agreement may also provide for the forfeiture of an Incentive in the event that the participant competes with the Company or engages in other activities that are harmful to or against the interests of the Company.

109 NORTHPARK BLVD.
COVINGTON, LA  70433

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Pool Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pool Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

-------------------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POOL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
01) Wilson B. Sexton	05) Manuel J. Perez de la Mesa
02) Andrew W. Code	06) Robert C. Sledd
03) James J.Gaffney	07) Harlan F. Seymour
04) George T. Haymaker, Jr.	08) John E. Stokely

					For	Against	Abstain
2.	Approval of the Company’s 2007 Long-Term Incentive Plan.				☐	☐	☐

3.	Ratification of the retention of Ernst & Young LLP as the Company’s independent auditors.				☐	☐	☐

4.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

POOL CORPORATION
109 NORTHPARK BOULEVARD
COVINGTON, LOUISIANA 70433

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
POOL CORPORATION

The undersigned hereby appoints Craig K. Hubbard and A. David Cook, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Pool Corporation (the “Company”) held of record by the undersigned on March 16, 2007, at the annual meeting of stockholders to be held at the office of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., at 201 St. Charles Avenue, New Orleans, Louisiana 70170-5100, on May 8, 2007, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Please See Reverse Side)